SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

PLEASANT KIDS INC.

(Exact name of Company as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2600 West Olive Avenue, 5F, Burbank CA 91505
(Address of principal executive offices)
Phone: (855) 710-5437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pleasant Kids, Inc.

Form 8-K

Current Report

Item 1.01  Entry into a Material Definitive Agreement

Effective as of October 15, 2015, Pleasant Kids, Inc. (the “Company”); Next Group Holdings, Inc. (“NGH”), a Florida corporation; Mr. Calvin Lewis, President and director of the Company, in his individual capacity (“Lewis”); and Mr. Robert Rico, Chief Executive Officer and director of the Company, in his individual capacity (“Rico”, and collectively, with the Company, NGH and Lewis, the “Parties”), entered into an Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which the Share Exchange Agreement, dated August 15, 2015 by and among the Parties (the “Share Exchange Agreement”) was amended to extend the closing of the transaction contemplated by the Share Exchange Agreement to November 30, 2015, which date may be extended for an additional 60 days by mutual agreement of the Parties.

A copy of the Amendment is attached hereto as Exhibit 10.1.  The description of the Amendment included herein is a summary and is qualified by the terms of the full text of the Amendment which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Extension Agreement dated October 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pleasant Kids, Inc. Date: October 16, 2015 By: /s/ Robert Rico Name: Robert Rico Title: CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Extension Agreement dated October 15, 2015